Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
UNICOIN INC.

Unicoin Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Unicoin Inc.

SECOND: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 22, 2015. The Corporation’s First Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 10, 2020. The Corporation’s Second Amendment to the Certificate of Incorporation (as heretofore amended, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on October 6, 2022.

THIRD: The Board of Directors of the Corporation duly adopted resolutions approving the amendment set forth in this Certificate of Amendment and declaring it advisable. The stockholders of the Corporation approved this Certificate of Amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Incorporation is hereby amended by:

●	revising Article FIRST thereof so that it now reads in its entirety:

“The name of this corporation is TransparentBusiness, Inc.”

●	revising Article SECOND thereof so that it now reads in its entirety:

“Its registered office in the state of Delaware is to be located at 8 The Green STE B, Dover, in the county of Kent, DE 19901. The registered agent in charge thereof is Northwest Registered Agent Service, Inc.”

FIFTH: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on the date noted below.

UNICOIN INC.

By:	/s/ Alex Konanykhin
Name:	Alex Konanykhin
Title:	CEO

Date:	Apr 7, 2026

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 04/13/2026 FILED 10:00 AM 04/13/2026 SR 20261730609 - File Number 5771052